UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

Delmar Bancorp

(Exact name of registrant as specified in its charter)

Maryland	033-21202	52-1559535
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 548-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 30, 2020, the annual meeting of shareholders of Delmar Bancorp (the “Company”) was held for the purposes of (1) electing four (4) persons as directors of the Company for a three-year term extending until the 2023 Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified; and (2) ratifying the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered accountant for the fiscal year ending December 31, 2020.

The Company’s shareholders voted as follows on each of the proposals.

Proposal 1: To elect four (4) persons as directors of the Company for a three-year term extending until the 2023 Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified

The name of each director elected at the annual meeting and the number of votes cast for, votes withheld and broker non-votes are set forth below:

Nominees:	Votes For	Votes Withheld	Broker Non-votes
Lloyd B. Harrison, III	11,334,303	98,192	1,532,393
Kenneth R. Lehman	11,331,010	101,485	1,532,393
Steven R. Mote	11,330,779	101,716	1,532,393
James A. Tamburro	11,326,840	105,655	1,532,393

Proposal 2: To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered accountant for the fiscal year ending December 31, 2020

The appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered accountant for the fiscal year ending December 31, 2020, was duly ratified by the Company’s shareholders. The number of votes cast for, votes cast against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-votes
12,940,022	23,122	1,744	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR BANCORP

By:	/s/ Lloyd B. Harrison, III
Name:	Lloyd B. Harrison, III
Title:	Chief Executive Officer

Dated: May 1, 2020